EXHIBIT 10.16


            REPRESENTATION AGREEMENT BETWEEN NDC AUTOMATION, INC. AND
                            HARCON ENGINEERING, INC.

This agreement (the "Agreement"), entered into as of January 27, 1999, is between NDC Automation, Inc. ("NDCA") doing business at 3101 Latrobe Drive, Charlotte, NC 28211, and Harcon Engineering Inc. ("Harcon") doing business at 15990 Sturgeon, Roseville, Michigan 48066.

Whereas: NDCA supplies certain automated guided vehicle systems ("AGVS") controls hardware, software and engineering services, excluding any products or services of NDCA discontinued after the date hereof, (the "Products") and other proprietary designs.

                  Harcon produces line stocking devices and automated equipment under proprietary designs.

                  Under this Agreement, NDCA will provide engineering, design, supply, implementation and support of AGV Systems, unless otherwise agreed.

                  Under this Agreement, Harcon will provide marketing and sales, project management, system integration, installation and servicing of AGV Systems, unless otherwise agreed.

A.  Agreement:    NDCA appoints Harcon as its authorized representative for the
                  Products for sales to Chrysler Corporation ("Chrysler").
                  Harcon accepts such appointment and agrees to act as NDCA's representative throughout the term of this Agreement. As to Harcon's sale of Products to any automotive customers of the Products other than Chrysler, including, without limitation, "Tier 1 suppliers" thereof, the parties hereto will agree on the handling of such sales on a job by job basis. Chrysler and other automotive customers will be collectively referred to as "Customers" in this Agreement. In the case of business opportunities in other industries than automotive, the handling of such opportunities will be handled on a case to case basis.

                  Both parties hereto will use their best efforts to promote sales of Products to Chrysler at competitive prices and to inform each other of business opportunities for mutual benefit under this Agreement.

B. Covenants of NDCA:

                  Pursuant to Harcon's written orders for Products, subject to the terms and conditions as mutually agreed between the Parties from case to case (which Terms and Conditions shall supplement but not amend the terms set forth in this agreement), NDCA will supply products and any other equipment that is accepted and confirmed by both parties for the sale through Harcon according to the timeline agreed to by Harcon and NDCA.

                  Pursuant to Harcon's written orders for Products, subject to the terms and conditions as mutually agreed between the parties from case to case, NDCA will provide engineering services for the implementation and support of Products.

                  NDCA will set all prices to Harcon for the Products that Harcon elects to purchase from NDCA.

                  NDCA agrees to hold Harcon, its officers, employees, and agents harmless from and against and indemnify Harcon for all liability, loss, costs, expenses or damages caused by reason of any defects in design and manufacture of the Products (except as to those Products designed and manufactured by Harcon). NDCA is to place Harcon on its liability and product liability insurance policy as an additional insured. NDCA will also provide Harcon with a copy of the certificate of workmen's compensation insurance.

                  Upon acceptance and confirmation by NDCA, NDCA warrants to Harcon that NDCA's products will comply with all specifications established by Harcon's customer. Such warranty shall last for the duration of Harcon's warranty to its customer pertaining to NDCA's equipment.


C.    Covenants of Harcon:

                  Harcon shall market and sell the Products as supplied by NDCA. All other mechanical equipment that NDCA supplies will be marketed on an application per application basis. Harcon will use their best efforts to generate sales for NDCA.

                  Harcon will provide installation services as agreed with NDCA and will have sole authority to quote and set the equipment sales price and the installation price as to the Products to the Customers. No representation, warranty, or other commitment by Harcon in connection with such re-sales in excess of the terms and conditions agreed between the Parties from case to case will be binding on NDCA without its prior written approval. Harcon will provide launch support for the Products to the Customers.

                  Harcon agrees to fully perform all of its obligations to its customers under contracts for the sales of Products.

                  Harcon will work as a team with NDCA for all launch support. Launch support is presence of a qualified technician during a time period, to be specified by the customer, at the initial production use of the device.

                  Harcon will provide after sales support, including warranty service, to the Customers, and bill the Customers direct for non-warranty services. Warranty service shall be handled in accordance with the warranty terms and procedures agreed upon between the Parties.

                  Harcon agrees to hold NDCA, its officers, employees, and agents harmless from and against and indemnify NDCA, its officers, employees, and agents for all liability, loss, costs, expenses or damages caused by reason of any neglect in installation or service of the Products covered by this Agreement, or the making by Harcon of any representation or warranty in excess of those permitted or authorized by NDCA under this Agreement or under the terms and conditions agreed between the Parties from case to case. Harcon is to place NDCA on its liability and product liability insurance policy as an additional insured. Harcon will also provide NDCA with a copy of the certificate of workmen's compensation insurance.

                  Upon termination of this Agreement, any proprietary information (including trade secrets) developed, owned or licensed by Harcon prior to and/or during this Agreement shall remain the exclusive property of Harcon. Any proprietary information (including trade secrets) developed by NDCA prior to and/or during thiS Agreement shall remain the exclusive property of NDCA. NDCA retains the exclusive right and title worldwide to any improvement, invention, copyright, patent, trade secret or other intellectual property developed or arising from the Products in connection with the parties performance under this Agreement (a "Development"). Intellectual property in Harcon's equipment that interfaces with NDCA's products shall belong exclusively to Harcon. Intellectual property in NDCA's products that interfaces with Harcon's equipment shall belong exclusively to NDCA. No license is granted by NDCA to Harcon regarding any Development, and Harcon waives and releases, and hereby assigns to NDCA, any and all copyright, patent or other proprietary right that Harcon may now or hereafter have, directly or indirectly, to any such Development. Harcon will market the Products under such product names, trademarks and logos as may be directed by NDCA and will identify all Products as those of NDCA. NDCA will not use Harcon's, and Harcon will not use NDCA's, trade or service marks without prior written consent of the other party.

                  In the case of technology, equipment or solutions being jointly developed by the two parties and/or in case one party wishes to manufacture on behalf of the other, the terms and conditions for such events shall be agreed upon in a separate agreement.

                  It is the express intention and agreement of the parties hereto that all covenants, warranties and agreements of the parties hereto in this

                  Agreement shall survive the execution of this Agreement and shall continue in full force and effect until the later of the date of the termination of this Agreement or the completion of the parties' obligations hereunder. Notwithstanding anything to the contrary in this paragraph, the following paragraphs shall survive expiration or termination of this Agreement:
                  Fourth paragraph of Section B, Sixth and Seventh paragraph of Section C, Section F, Section K, Section L, Section N and Section O. In addition, all obligations of each party that have accrued prior to termination or that are of a continuing nature will survive such termination.

                  Harcon shall notify NDCA promptly in writing of any adverse or unexpected results or any actual or potential damage, claim or lawsuit relevant to a Product and, if and to the extent requested by NDCA in writing, Harcon shall suspend distribution of any Product. Harcon will also promptly notify NDCA of any infringement of any trademarks, copyrights, patents or other proprietary rights relating to the Products.

                  Harcon's failure to give notice to NDCA will not affect NDCA's obligations under this Agreement, unless NDCA can demonstrate actual prejudice rising from the failure to give notice.


D. Term of this Contract:.

                  This Agreement is for two (2) years commencing on the date first above written and will automatically be renewed year to year unless either party gives at least 90 days prior written notice of termination. (See Section E).

E.  Termination:
                  Either party may terminate this Agreement after the two years' initial term for any reason, with at least 90 days prior written notice at any time after such initial term. In addition, this Agreement may be terminated by either party for cause immediately by written notice upon the occurrence of any of the following events: (i) if the other party ceases to do business, or otherwise terminates its business operations;
                  (ii) if the other party breaches any material provision of this Agreement and fails to fully cure such breach within 30 days of its receipt of written notice describing the breach;
                  (iii) if the other party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other; (iv) in case of NDCA's termination, misuse of any trademark or logo of NDCA; (v) in case of change of control or ownership of the other party, except in the event Phil Rizzo and/or John Rizzo remain in control of Harcon; or (vi) in case a competitor of one party acquires an equity position exceeding ten (10) percent of the other party. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other legal, equitable and contractual remedies will remain available.

F.  Dispute:
                  Any dispute or controversy which may arise between the parties hereto out of or in relation to or in connection with this Agreement will be submitted to arbitration in the defending party's state, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, before a maximum of three (3) arbitrators appointed pursuant to such rules, and that determination of such arbitrators shall be final, binding and conclusive on the parties. Judgement upon the award of the arbitration may be entered by any court of competent jurisdiction.

G.  Notice:
                  Notice under this Agreement shall be sent in writing by U.S. Mail certified or registered, with return receipt requested, to:


                               NDC Automation, Inc.
                               3101 Latrobe Drive
                               Charlotte, NC 28211

                  Or to:       Harcon Engineering, Inc.
                               15990 Sturgeon
                               Roseville, MI 48066

H.    Force Majeure:

                  NDCA will not be held responsible or liable for delays in delivery of Products where forces outside their control affect the situation, such as fire, war, and other acts of god. In the event of a Product shortage, NDCA shall have the right to allocate its available Products among its distributors and other customers (including itself) in such manner as NDCA considers advisable, as long as NDCA meets its agreed upon timeline.

I.    Entire Agreement:

                  This Agreement, together with the Exhibits hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements with respect to matters provided for herein. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the parties hereto.

J.    Non Assignable:

                  This Agreement, or any part hereof, shall not be assignable, whether by operation of law otherwise, by either party hereto without the prior written consent of the other party. Any such assignment without consent will be null, void and of no force or effect.


K.    Exclusive Business Entities:

                  Nothing in this Agreement is intended to be construed so as to constitute Harcon and NDCA as partners or joint venturers, or either party hereto as the employee, agent, franchisee or legal representative of the other party. The parties hereto expressly understand and agree that Harcon is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith. NDCA is in no manner associated with or otherwise connected with the actual performance of this Agreement on the part of Harcon, nor with Harcon's employment of other persons or incurring of other expenses.


L.    Representation or Warranties:

                  Harcon agrees not to make any representations or warranties relating to NDCA's products other that those expressly set forth in this Agreement without NDCA's prior written approval.

                  NDCA warrants only to Harcon that the Products shipped to Harcon by NDCA will conform to the warranties and representations set forth in the terms and conditions agreed between the Parties from case to case. NDCA MAKES NO OTHER WARRANTIES WITH RESPECT TO THE PRODUCTS AND DISCLAIMS ALL OTHER WARRANTIES EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


M.    Conflicting Terms:

                  Harcon's purchase orders or mutually agreed change orders shall be subject to all provisions of this Agreement, whether or not the purchase order or change order so states. Except as otherwise agreed by the parties in writing after the date of this Agreement, all purchases of Products from NDCA by Harcon are subject only to the terms and conditions agreed between the Parties from case to case, notwithstanding any conflicting term herein or in any purchase order of Harcon.

N.    Limited Liability; Waiver:


                  Neither party will be liable for and each party hereby waives and releases any claims against the other party for any indirect, special, incidental, punitive, contingent, or consequential damages, including lost sales, revenues or profit, loss or return of or damage to product, loss of facilities, inventory, work-in-process, or time and materials, or loss of prospective economic advantage, arising from any performance or failure to perform under this Agreement.

                  Notwithstanding the above, neither party waives the right to claim reimbursement by the other party for damage claims of the customer, if customer's claims arise out of the failure to perform by the other party.


O.    Covenant not to compete

                  During the term of this Agreement, Harcon agrees not to manufacture, market, distribute or sell any other products identical or similar to the Products.

P.    General:

                  This Agreement will not create any right in or obligation to any third party. This Agreement will be governed by and construed in accordance with the internal laws of the State of North Carolina, without regard to the principles of conflicts of laws thereof. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be limited or eliminated to the maximum extent possible and this Agreement shall otherwise remain in full force and effect and enforceable.


      IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf by a duly authorized officer as of the day and year first above written.



      NDCA:                          Harcon:

      NDC AUTOMATION, INC.           HARCON ENGINEERING, INC.



      By: /s/Ralph Dollander         By: /s/Philip Rizzo,Jr.
         ---------------------          ------------------------
         Ralph Dollander                Philip Rizzo, Jr.
         President                      President